Exhibit 99-1

SOURCE: VGTel, Inc.

August 26, 2011 16:33 ET

VGTel, Inc. (VGTL OTC BB) Announces a Change in Board Members and Change in Company Direction

Company Takes Initial Steps to Become a Full Scale Entertainment and Production Company

NEW YORK, NY--(Marketwire - Aug 26, 2011) - VGTel, Inc. (OTCBB: VGTL) (OTCQB: VGTL) announced today that it has accepted the resignations of Joseph Indovina, Executive Vice President and Chairman of the Board, Lori Dente, Treasurer and Director, and Frank Queally, Director. Bruce Minsky was appointed as interim Chairman of the Board replacing Joseph Indovina.

VGTel thanks each of the Board members for their diligence and professionalism and welcomes their continued support, as the company shifts direction to become a full scale Entertainment and Production Company.

In the coming weeks, VGTel, Inc. plans to announce additional Board members with expertise in business, technology and in the entertainment fields. Additionally, VGTel, Inc. is currently assembling an Advisory Board comprised of Entertainment Industry Professionals with extensive background in film-making, distribution of films, Broadway and London Stage Productions, Television Commercials, Online entertainment products, film credit financing, publishing, film library, music catalog and other "rights" acquisitions.

VGTel, Inc. remains interested in specific social networking technologies as they pertain to online distribution, broadcasts and multi casts of online and live entertainment products such as concerts, simulcast events and productions geared to internet broadcasting and will continue to seek out opportunities in this arena.

Safe Harbor - Safe Harbor for forward-looking statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. Except for historical information contained herein, the statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the private securities reform act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company's actual results in the future periods to differ materially from forecasted results.

Contact Information

•	CONTACT:

Mark Kabbash

Tel: 646-408-2661

Email: Email Contact